EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common stock, $0.01 par value, of Industrial Distribution Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of March 20, 2008.

PDLP Distribution, LLC

By:	LKCM Private Discipline Master Fund, SPC, its sole member
By:	LKCM Private Discipline Management, L.P., its manager
By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King

J. Bryan King, Vice President

LKCM Private Discipline Master Fund, SPC

By:	LKCM Private Discipline Management, L.P., its manager
By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King

J. Bryan King, Vice President

LKCM Private Discipline Management, L.P.

By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King

J. Bryan King, Vice President

LKCM Alternative Management, LLC

By:	/s/ J. Bryan King

J. Bryan King, Vice President

Luther King Capital Management Corporation

By:	/s/ J. Bryan King

J. Bryan King, Vice President

/s/ J. Bryan King

J. Bryan King

/s/ J. Luther King, Jr.

J. Luther King, Jr.